Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the June 18, 2014, Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-194309) and the Registration Statements on Form S-8 (Registration Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254 and 333-206160) and the Registration Statement on Form S-4 (Registration No. 333-229378) of Simmons First National Corporation (the Company) of our reports dated February 27, 2019, on our audits of the consolidated financial statements of the Company as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, which report is included in this annual report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2019, on our audit of the internal control over financial reporting of the Company as of December 31, 2018, which report is included in this annual report on Form 10-K.

BKD, LLP /s/ BKD, LLP

Little Rock, Arkansas
February 27, 2019